CUSIP Nos.: 848926101                                             Page 54 of 86
            848926200


                                                                      EXHIBIT D

                                   PLEDGE AGREEMENT


    THIS PLEDGE AGREEMENT dated as of June 24, 1997, is by and between BOYLE, FLEMING & CO., INC., a Texas corporation (the "Pledgor"), and COMERICA BANK-TEXAS, a Texas state banking association (the "Secured Party").

                                   R E C I T A L S:

    A.   Pledgor and Secured Party have entered into that certain Loan
Agreement of even date herewith (such Loan Agreement, as the same may be amended or modified from time to time, being hereinafter referred to as the "Loan Agreement"; terms defined in the Loan Agreement and not otherwise defined herein being used as defined therein).

    B. Secured Party has conditioned its obligations under the Loan Agreement upon the execution and delivery of this Agreement by Pledgor.

    NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                      ARTICLE I

                             SECURITY INTEREST AND PLEDGE

    1.1 SECURITY INTEREST AND PLEDGE. As collateral security for the prompt payment in full when due of the Obligations (whether at stated maturity, by acceleration, or otherwise) and all present and future obligations of Pledgor under this Agreement, Pledgor hereby pledges and grants to Secured Party a first priority security interest in the following property (such property being hereinafter sometimes called the "Collateral"):

         (a) 150,000 shares of common and 100,000 shares of Class A common capital stock of Spinnaker Industries, Inc., a Delaware corporation, now owned or hereafter acquired;

         (b) all shares of capital stock of Spinnaker Industries, Inc. hereafter delivered by Pledgor to Secured Party pursuant to the terms hereof; and


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CUSIP Nos.: 848926101                                             Page 55 of 86
            848926200


         (c) all products, proceeds, revenues, distributions, dividends, stock dividends, securities, and other property, rights, and interests that Pledgor receives or is at any time entitled to receive on account of the same.

                                      ARTICLE II

                            REPRESENTATIONS AND WARRANTIES

    Pledgor represents and warrants to Secured Party that:

    2.1 TITLE. Pledgor owns, and with respect to Collateral acquired after the date hereof, Pledgor will own, legally and beneficially, the Collateral free and clear of any Lien, security interest, pledge, claim, or other encumbrance or any right or option on the part of any third Person to purchase or otherwise acquire the Collateral or any part thereof, except for the security interest granted hereunder. The Collateral is not subject to any restriction on transfer or assignment except for compliance with applicable federal and state securities laws and regulations promulgated thereunder. Pledgor has the unrestricted right to pledge the Collateral as contemplated hereby. All of the Collateral has been duly and validly issued and is fully paid and nonassessable.

    2.2 FIRST PRIORITY PERFECTED SECURITY INTEREST. This Agreement creates in favor of Secured Party a first priority perfected security interest in the Collateral. There are no conditions precedent to the effectiveness of this Agreement that have not been fully and permanently satisfied.

    2.3 HOLDING PERIOD. The Collateral has been beneficially owned by Pledgor for at least one year, and if any of the Collateral was acquired by purchase, the purchase price therefor has been paid in full for at least one year. For purposes of this provision, in calculating the one-year period of Pledgor's fully paid beneficial ownership, Pledgor is excluding the period, if any, that Pledgor had a "short position" in, or any put or other option to sell, any shares of the same class of securities as the Collateral or any securities convertible into any such shares.

                                     ARTICLE III

                          AFFIRMATIVE AND NEGATIVE COVENANTS

    Pledgor covenants and agrees with Secured Party that:

    3.1 DELIVERY. Prior to or concurrently with the execution and delivery of this Agreement, Pledgor shall deliver to Secured Party all certificate(s) identified in Section 1.1(a) hereof, accompanied by undated stock powers duly executed in blank.

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CUSIP Nos.: 848926101                                             Page 56 of 86
            848926200


    3.2 ENCUMBRANCES. Pledgor shall not create, permit, or suffer to exist, and shall defend the Collateral against, any Lien, security interest, or other encumbrance on the Collateral except the pledge and security interest of Secured Party hereunder, and shall defend Pledgor's rights in the Collateral and Secured Party's security interest in the Collateral against the claims of all Persons.

    3.3 SALE OF COLLATERAL. Pledgor shall not sell, assign, or otherwise dispose of the Collateral or any part thereof without the prior written consent of Secured Party.

    3.4 DISTRIBUTIONS. With respect to Collateral, if Pledgor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase, or reduction of capital or issued in connection with any reorganization), option or rights, whether as an addition to, in substitution of, or in exchange for any Collateral or otherwise, Pledgor agrees to accept the same as Secured Party's agent and to hold the same in trust for Secured Party, and to deliver the same forthwith to Secured Party in the exact form received, with the appropriate endorsement of Pledgor when necessary and/or appropriate undated stock powers duly executed in blank, to be held by Secured Party as additional Collateral for the Obligations, subject to the terms hereof. Any sums paid upon or in respect of the Collateral upon the liquidation or dissolution of the issuer thereof shall be paid over to Secured Party to be held by it as additional Collateral for the Obligations subject to the terms hereof; and in case any distribution of capital shall be made on or in respect of the Collateral or any property shall be distributed upon or with respect to the Collateral pursuant to any recapitalization or reclassification of the capital of the issuer thereof or pursuant to any reorganization of the issuer thereof, the property so distributed shall be delivered to the Secured Party to be held by it, as additional Collateral for the Obligations, subject to the terms hereof. All sums of money and property so paid or distributed in respect of the Collateral that are received by Pledgor shall, until paid or delivered to Secured Party, be held by Pledgor in trust as additional security for the Obligations.

    3.5 FURTHER ASSURANCES. At any time and from time to time, upon the request of Secured Party, and at the sole expense of Pledgor, Pledgor shall promptly execute and deliver all such further instruments and documents and take such further action as Secured Party may deem necessary or desirable to preserve and perfect his security interest in the Collateral and carry out the provisions and purposes of this Agreement, including, without limitation, the execution and filing of such financing statements as Secured Party may require. A carbon, photographic, or other reproduction of this Agreement or of any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement and may be filed as a financing statement. Subject to the right of Pledgor to receive cash dividends under
Section 4.3 hereof, in the event any Collateral is ever received by Pledgor, Pledgor shall promptly transfer and deliver to Secured Party such Collateral so

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CUSIP Nos.: 848926101                                             Page 57 of 86
            848926200


received by Pledgor (together with any necessary endorsements in blank or undated stock powers duly executed in blank), which Collateral shall thereafter be held by Secured Party pursuant to the terms of this Agreement. Secured Party shall at all times have the right to exchange any certificates representing Collateral for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

    3.6 TAXES. Pledgor agrees to pay or discharge prior to delinquency all taxes, assessments, levies, and other governmental charges imposed on him or his property, except Pledgor shall not be required to pay or discharge any tax, assessment, levy, or other governmental charge if (i) the amount or validity thereof is being contested by Pledgor in good faith by appropriate proceedings diligently pursued, and (ii) such proceedings do not involve any risk of sale, forfeiture, or loss of the Collateral or any interest therein.

    3.7 NOTIFICATION. Pledgor shall promptly notify Secured Party of (i) any Lien, security interest, encumbrance, or claim made or threatened against the Collateral, (ii) any material change in the Collateral, including, without limitation, any material decrease in the value of the Collateral, and
(iii) the occurrence or existence of any Event of Default or the occurrence or existence of any condition or event that, with the giving of notice or lapse of time or both, would be an Event of Default.

    3.8 COMPLIANCE WITH AGREEMENTS. Pledgor shall comply in all respects with all agreements, contracts, and instruments binding on him or affecting his properties or employment with which Pledgor's failure to comply would have a material adverse effect on the financial condition of Pledgor.

    3.9 COMPLIANCE WITH LAWS. Pledgor shall comply in all material respects with all applicable laws, rules, regulations, and orders of any court or Governmental Authority.

    3.10 PROVIDE INFORMATION. Pledgor shall fully cooperate, to the extent requested by Secured Party, in the completion of any notice, form, schedule, or other document filed by Secured Party on its own behalf or on behalf of Pledgor, including, without limitation, any required notice or statement of beneficial ownership or of the acquisition of beneficial ownership of equity securities constituting part of the Collateral and any notice of proposed sale of any such securities pursuant to Rule 144 as promulgated by the SEC under the Securities Act of 1933, as amended. Without limiting the generality of the foregoing, Pledgor shall furnish to Secured Party any and all information which Secured Party may reasonably request for purposes of any such filing, regarding Pledgor, the Collateral, and any issuer of any of the Collateral.

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CUSIP Nos.: 848926101                                             Page 58 of 86
            848926200


    3.11 NOTIFICATION OF CHANGES IN BENEFICIAL OWNERSHIP. Pledgor shall promptly notify Secured Party of any sale of securities of Spinnaker Industries, Inc. by Pledgor, either Guarantor, or by any Person resident in the household of either Guarantor or under the control of such Persons and shall furnish promptly to Secured Party a copy of any Form 144 filed in respect of any such sale. In addition, if Pledgor, either Guarantor, or any other Person resident in either Guarantor's household or under the control of such Persons shall file with the SEC a form or other document reporting any change in the beneficial ownership of the common stock of Spinnaker Industries, Inc., Pledgor shall promptly furnish to Secured Party a copy of such form or document.

    3.12 RESTRICTION ON SALES AFTER DEFAULT. Pledgor shall not sell or suffer or permit either Guarantor, either Guarantor's spouse or any other resident of either Guarantor's household to sell any shares of the same class of securities as the Collateral at any time after any Event of Default shall have occurred, and shall not sell or permit to be sold any other such shares held by Pledgor or any of such Persons as trustee, nominee or in any similar capacity or otherwise subject to the direction or control of such Persons.

                                      ARTICLE IV

                         RIGHTS OF SECURED PARTY AND PLEDGOR

    4.1 POWER OF ATTORNEY. Pledgor hereby irrevocably constitutes and appoints Secured Party and any officer or agent thereof, with full power of substitution, as Pledgor's true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead and in the name of Pledgor or in its own name, from time to time in Secured Party's discretion, when an Event of Default exists, to take any and all action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives Secured Party the power and right on behalf of Pledgor and in its own name to do any of the following (subject to the rights of Pledgor under Sections 4.2 and 4.3 hereof), without notice to or the consent of Pledgor, after the occurrence and during the continuation of an Event of Default:

         (i) to demand, sue for, collect, or receive in the name of Pledgor or in its own name, any money or property at any time payable or receivable on account of or in exchange for any of the Collateral and, in connection therewith, endorse checks, notes, drafts, acceptances, money orders, or any other instruments for the payment of money under the Collateral;

         (ii) to pay or discharge taxes, Liens, security interests, or other encumbrances levied or placed on or threatened against the Collateral;

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CUSIP Nos.: 848926101                                             Page 59 of 86
            848926200


         (iii) (A) to direct account debtors and any other parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to Secured Party or as Secured Party shall direct; (B) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices, and other documents relating to the Collateral; (D) to commence and prosecute any suit, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action, or proceeding brought against Pledgor with respect to any Collateral; (F) to settle, compromise, or adjust any suit, action, or proceeding described above and, in connection therewith, to give such discharges or releases as Secured Party may deem appropriate;
    (G) to exchange any of the Collateral for other property upon any merger, consolidation, reorganization, recapitalization, or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Collateral with any committee, depositary, transfer agent, registrar, or other designated agency upon such terms as Secured Party may determine;
    (H) to add or release any guarantor, indorser, surety, or other party to any of the Collateral or the Obligations; (I) to renew, extend, or otherwise change the terms and conditions of any of the Collateral or Obligations; (J) to insure any of the Collateral; (K) to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party's option and Pledgor's expense, at any time, or from time to time, all acts and things which Secured Party deems necessar to protect, preserve, or realize upon the Collateral and Secured Party's security interest therein; and (L) to complete, execute and file with the SEC one or more notices of proposed sale of securities pursuant to Rule 144.

    This power of attorney is a power coupled with an interest and shall be irrevocable. Secured Party shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges, and options expressly or implicitly granted to Secured Party in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. Secured Party shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or in its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on Secured Party solely to protect, preserve, and realize upon its security interest in the Collateral.

    4.2 VOTING RIGHTS. Unless and until an Event of Default shall have occurred and be continuing, Pledgor shall be entitled to exercise any and all voting rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Loan Agreement. Secured Party shall execute and deliver to the Pledgor all such proxies and other

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CUSIP Nos.: 848926101                                             Page 60 of 86
            848926200


instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise the voting rights which he is entitled to exercise pursuant to this Section.

    4.3 DIVIDENDS. Unless and until an Event of Default shall have occurred and be continuing, Pledgor shall be entitled to receive and retain any dividends on the Collateral paid in cash.

    4.4 PERFORMANCE BY SECURED PARTY. If Pledgor fails to perform or comply with any of the agreements contained herein, Secured Party itself may, at its sole discretion, cause or attempt to cause performance or compliance with such agreement and the reasonable expenses of Secured Party, together with interest thereon at the maximum nonusurious per annum rate permitted by applicable law, shall be payable by Pledgor to Secured Party on demand and shall constitute Obligations secured by this Agreement. Notwithstanding the foregoing, it is expressly agreed that Secured Party shall not have any liability or responsibility for the performance of any obligation of Pledgor under this Agreement.

    4.5 SECURED PARTY'S DUTY OF CARE. Other than the exercise of reasonable care in the physical custody of the Collateral while held by Secured Party hereunder, Secured Party shall have no responsibility for or obligation or duty with respect to all or any part of the Collateral or any matter or proceeding arising out of or relating thereto, including, without limitation, any obligation or duty to collect any sums due in respect thereof or to protect or preserve any rights against prior parties or any other rights pertaining thereto, it being understood and agreed that Pledgor shall be responsible for preservation of all rights in the Collateral. Without limiting the generality of the foregoing, Secured Party shall be conclusively deemed to have exercised reasonable care in the custody of the Collateral if Secured Party takes such action, for purposes of preserving rights in the Collateral, as Pledgor may reasonably request in writing, but no failure or omission or delay by Secured Party in complying with any such request by Pledgor, and no refusal by Secured Party to comply with any such request by Pledgor, shall be deemed to be a failure to exercise reasonable care.

    4.6 ASSIGNMENT BY SECURED PARTY. Secured Party may at any time and from time to time assign the Obligations and any portion thereof and/or the Collateral and any portion thereof, and the assignee shall be entitled to all of the rights and remedies of Secured Party under this Agreement in relation thereto.

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CUSIP Nos.:  848926101                                            Page 61 of 86
             848926200


                                      ARTICLE V

                                       DEFAULT

    5.1 RIGHTS AND REMEDIES. If any Event of Default shall exist, Secured Party shall have the following rights and remedies:

         (i) In addition to all other rights and remedies granted to Secured Party in this Agreement and in any other instrument or agreement securing, evidencing, or relating to the Obligations, Secured Party shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted by the State of Texas. Without limiting the generality of the foregoing, Secured Party may (A) without demand or notice to Pledgor, collect, receive, or take possession of the Collateral or any part thereof,
    (B) sell or otherwise dispose of the Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at Secured Party's offices or elsewhere, for cash, on credit, or for future delivery, and/or
    (C) bid and become a purchaser at any sale free of any right or equity of redemption in Pledgor, which right or equity is hereby expressly waived and released by Pledgor. Upon the request of Secured Party, Pledgor shall assemble the Collateral and make it available to Secured Party at any place designated by Secured Party that is reasonably convenient to Pledgor and Secured Party. Pledgor agrees that Secured Party shall not be obligated to give more than ten (10) days written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters. Secured Party shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Pledgor shall be liable for all expenses of retaking, holding, preparing for sale, or the like, and all reasonable attorneys' fees and other expenses incurred by Secured Party in connection with the collection of the Obligations and the enforcement of Secured Party's rights under this Agreement, all of which expenses and fees shall constitute additional Obligations secured by this Agreement. Secured Party may apply the Collateral against the Obligations in such order and manner as Secured Party may elect in its sole discretion. Pledgor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay the Obligations. Pledgor waives all rights of marshalling in respect of the Collateral.

         (ii) Secured Party may cause any or all of the Collateral held by it to be transferred into the name of Secured Party or the name or names of Secured Party's nominee or nominees.


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CUSIP Nos.:  848926101                                            Page 62 of 86
             848926200



         (iii) Secured Party may collect or receive all money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so.

          (iv) Secured Party shall have the right, but shall not be obligated to, exercise or cause to be exercised all voting, consensual, and other powers of ownership pertaining to the Collateral, and Pledgor shall deliver to Secured Party, if requested by Secured Party, irrevocable proxies with respect to the Collateral in form satisfactory to Secured Party.

           (v) Pledgor hereby acknowledges and confirms that Secured Party may be unable to effect a public sale of any or all of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obligated to agree, among other things, to acquire any shares of the Collateral for their own respective accounts for investment and not with a view to distribution or resale thereof. Pledgor further acknowledges and confirms that any such private sale may result in prices or other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner, in accordance with the Uniform Commercial Code, as adopted in the State of Texas, and Secured Party shall be under no obligation to take any steps in order to permit the Collateral to be sold at a public sale. Secured Party shall be under no obligation to delay a sale of any of the Collateral for any period of time necessary to permit any issuer thereof to register such Collateral for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws.

          (vi) If Secured Party determines that it will sell all or part of the Collateral pursuant to Section 5.1 hereof, and if, in the opinion of Secured Party it is necessary or advisable to have the Collateral, or that portion thereof to be sold, registered under the Securities Act of 1933, as amended, Pledgor will, at Pledgor's expense, cause each issuer of the Collateral, or that portion thereof to be sold, to execute and deliver, and cause the directors and officers of each such issuer to execute and deliver all such instruments and documents and cause such issuer(s), directors, and officers to do or cause to be done all such other acts and things as may be necessary or, in Secured Party's opinion, advisable to register the Collateral, or that portion thereof to be sold, under the Securities Act of 1933, as amended, and to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Collateral, or that portion thereof to be sold, and to make all amendments thereto and to the related prospectus that, in Secured Party's opinion, are necessary or advisable, all in conformity with the requirements of the Securities Act of 1933, as amended, and the rules


                                    -9-

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CUSIP Nos.:  848926101                                            Page 63 of 86
             848926200

    and regulations of the SEC applicable thereto. Pledgor agrees to cause each issuer of the Collateral, or that portion thereof to be sold, to comply with Securities Act of 1933, as amended, and the blue sky laws of any jurisdiction that Secured Party shall designate and cause each such issuer to make available to its security holders, as soon as practical, an earnings statement (which need not be audited) that will satisfy the provisions of the Securities Act of 1933, as amended.

         (vii) On any sale of the Collateral, Secured Party is hereby authorized to comply with any limitation or restriction with which compliance is necessary, in the view of Secured Party's counsel, in order to avoid any violation of applicable law or in order to obtain any required approval of the purchaser or purchasers by any applicable Governmental Authority.

                                      ARTICLE VI

                                    MISCELLANEOUS

    6.1 NO WAIVER; CUMULATIVE REMEDIES. No failure on the part of Secured Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.
The rights and remedies provided for in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

    6.2 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of Pledgor and Secured Party and their respective heirs, successors, and assigns, except that Pledgor may not assign any of his rights or obligations under this Agreement without the prior written consent of Secured Party.

    6.3 AMENDMENT; ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the parties hereto.


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CUSIP Nos.:  848926101                                            Page 64 of 86
             848926200

    6.4 NOTICES. All notices and other communications provided for in this Agreement shall be given as provided in the Loan Agreement.

    6.5 APPLICABLE LAW; VENUE; SERVICE OF PROCESS. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America. This Agreement has been entered into in Dallas County, Texas, and it shall be performable for all purposes in Dallas County, Texas.

    6.6 HEADINGS. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

    6.7 SURVIVAL. All representations and warranties made in this Agreement shall survive the execution and delivery of this Agreement, and no investigation by Secured Party shall affect the representations and warranties of Pledgor herein or the right of Secured Party to rely upon them.

    6.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Telecopies of signatures shall be binding and effective as originals.

    6.9 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

    6.10 CONSTRUCTION. Pledgor and Secured Party acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by Pledgor and Secured Party.

    6.11 OBLIGATIONS ABSOLUTE. The obligations of Pledgor under this Agreement shall be absolute and unconditional and shall not be released, discharged, reduced, or in any way impaired by any circumstance whatsoever, including, without limitation, any amendment, modification, extension, or renewal of this Agreement, the Obligations, or any document or instrument evidencing, securing, or otherwise relating to the Obligations, or any release of any other collateral or any guarantor, or any subordination or impairment of any collateral, or any waiver, consent, extension, indulgence, compromise, settlement, or other action or inaction in respect of this Agreement, the Obligations, or any document or instrument evidencing, securing, or otherwise relating to the


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

CUSIP Nos.:  848926101                                            Page 65 of 86
             848926200


Obligations, or any exercise or failure to exercise any right, remedy, power, or privilege in respect of the Obligations.

    IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

                                       PLEDGOR:

                                       BOYLE, FLEMING & CO., INC.


                                       By: /s/ Ned N. Fleming III
                                          ------------------------------------
                                          Title: President
                                                ------------------------------

                                       Address for Notices:
                                       600 North Pearl Street, Suite 2160
                                       Dallas, TX 75201

                                       Fax No.:       (214) 855-0093
                                       Telephone No.: (214) 855-0322

                                       SECURED PARTY:

                                       COMERICA BANK - TEXAS


                                       By: /s/ Wes O. Barnhart
                                          -------------------------------------
                                          Wes O. Barnhart
                                          Senior Vice President

                                       Address for Notices:
                                       Mail Code 6594
                                       P.O. Box 650282
                                       Dallas, TX  75265-0282

                                       Fax No.:       (214) 890-4327
                                       Telephone No.: (214) 890-4314

                                       Attention: Wes O. Barnhart


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